UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 8, 2017

INTERNATIONAL FLAVORS & FRAGRANCES INC.
(Exact Name of Registrant as Specified in Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 765-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 2.02. Results of Operations and Financial Condition

Attached and being furnished hereby as Exhibit 99.1 is a copy of a press release of International Flavors & Fragrances Inc. (“IFF” or the “Company”) dated May 8, 2017 reporting IFF’s financial results for the quarter ended March 31, 2017.

An audio webcast to discuss the Company’s first quarter 2017 financial results and full year 2017 outlook will be held tomorrow, May 9, 2017, at 10:00 a.m. EST.  Interested parties can access the webcast and accompanying slide presentation on the Company’s website at www.iff.com under the Investor section.  For those unable to listen to the live broadcast, a replay will be available on the Company’s website approximately one hour after the event and will remain available on the IFF website for one year.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release of International Flavors & Fragrances Inc., dated May 8, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

Dated:	May 8, 2017	/s/ Richard A. O’Leary
Name: Richard A. O’Leary

Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Number	Description
99.1	Press Release of International Flavors & Fragrances Inc. Dated May 8, 2017